Exhibit 99.B(14)(iii)

May 3, 2010

Rivus Bond Fund

113 King Street

Armonk, NY 10504

Re: Rivus Bond Fund (the “Registrant”)

(File No. 333-165590)

Dear Ladies and Gentlemen:

We hereby consent to all references to our firm in Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “1933 Act”).  In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP